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EXHIBIT 5.1

                        [Rutan & Tucker, LLP Letterhead]

                                October 21, 2002

netGuru, Inc.
22700 Savi Ranch Parkway
Yorba Linda, California  92887

         Re: Registration Statement on Form S-3 Covering 106,500 Shares of Common Stock

Ladies and Gentlemen:

         We have acted as counsel to netGuru, Inc., a Delaware corporation ("Company"), in connection with the filing of a registration statement to which this opinion is an exhibit ("Registration Statement") with respect to an aggregate of 106,500 shares of the Company's common stock, $0.01 par value per share ("Shares"), to be offered for resale by the beneficial owners thereof ("Selling Security Holders") identified in the Registration Statement.

         We are familiar with the corporate actions taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we deem necessary for purposes of rendering this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copied documents. We have also assumed that all of the Shares are evidenced by appropriate certificates that have been properly executed and delivered.

         Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth below, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

         You have informed us that the Selling Security Holders may sell the Shares from time to time on a delayed or continuous basis. This opinion is limited to the General Corporation Law of the State of Delaware ("DGCL"), including the statutory provisions of the DGCL, all applicable provisions of the Constitution of the State of Delaware and all reported judicial decisions interpreting these laws, and federal law, exclusive of state securities and blue sky laws, rules and regulations.

         We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

                                                         Very truly yours,

                                                         /S/ RUTAN & TUCKER, LLP